Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2024 Third Quarter Results
SALT LAKE CITY, October 29, 2024 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a constituent of the S&P 500, announced operating results for the three and nine months ended September 30, 2024.
Highlights for the three months ended September 30, 2024:

•Achieved net income attributable to common stockholders of $0.91 per diluted share, representing a 5.2% decrease compared to the same period in the prior year primarily due to a $51.8 million loss related to the impairment of the Life Storage Inc. ("Life Storage" or "LSI") trade name based on the Company's decision to operate under a single brand.
•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.75 per diluted share. FFO, excluding adjustments (“Core FFO”), was $2.07 per diluted share, representing a 2.5% increase compared to the same period in the prior year.
•Same-store revenue decreased by (0.3)% and same-store net operating income (“NOI”) decreased by (1.0)% compared to the same period in the prior year.
•Reported ending same-store occupancy of 94.3% as of September 30, 2024, compared to 93.7% as of September 30, 2023.
•The Company acquired 10 operating stores and one store at completion of construction (“Certificate of Occupancy stores” or “C of O stores”) for a total cost of approximately $163.9 million.
•In conjunction with joint venture partners, acquired five properties and completed two developments for a total cost of approximately $114.6 million, of which the Company invested $30.7 million.
•The Company recognized a gain of $13.7 million upon the dissolution of two joint ventures which owned 17 properties.
•Originated $158.4 million in mortgage and mezzanine bridge loans and sold $179.0 million mortgage bridge loans.
•Added 63 stores (38 stores net) to the Company's third-party management platform. As of September 30, 2024, the Company managed 1,461 stores for third parties and 460 stores in unconsolidated joint ventures, for a total of 1,921 managed stores.
•Moody's Ratings revised the Company's credit outlook to positive from stable.
•Paid a quarterly dividend of $1.62 per share.

Highlights for the nine months ended September 30, 2024:
•Achieved net income attributable to common stockholders of $2.79 per diluted share, representing a 26.2% decrease compared to the same period in the prior year, due to a $51.8 million loss related to the impairment of the Life Storage trade name and a $63.6 million loss on assets held for sale, offset by a $13.7 million gain related to the dissolution of two joint ventures.

•Achieved FFO of $5.61 per diluted share, and Core FFO of $6.09 per diluted share, representing a 0.2% increase compared to the same period in the prior year.

•Increased same-store revenue by 0.4% and same-store NOI decreased by (0.9)% compared to the same period in the prior year.

•Acquired 17 operating store and three C of O stores for a total cost of approximately $226.6 million.

•In conjunction with joint venture partners, acquired five operating stores and completed five developments for a total cost of approximately $163.7 million, of which the Company invested $77.7 million.

•Originated $755.9 million in mortgage and mezzanine bridge loans and sold $190.1 million in mortgage bridge loans.

•Added 237 stores (124 stores net) to the Company's third-party management platform.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We continue to maintain strong occupancy during a time of year which is typically marked by occupancy declines. This occupancy both optimizes performance in the current market and positions the portfolio for future revenue growth. Our third-party management, bridge loan and insurance businesses continue to outperform projections, and together with incremental G&A savings, produced core FFO per share growth modestly ahead of our projections."

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three and nine months ended September 30, 2024 and 2023. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2024		2023		2024		2023
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$193,210	$0.91	$188,350	$0.96	$592,194	$2.79	$587,064	$3.78
Impact of the difference in weighted average number of shares – diluted[2]		(0.04)		(0.04)		(0.12)		(0.22)
Adjustments:
Real estate depreciation	154,573	0.69	121,635	0.59	462,162	2.07	265,268	1.61
Amortization of intangibles	28,160	0.13	21,270	0.10	85,581	0.39	29,049	0.18
Loss on real estate assets held for sale	8,961	0.04	—	—	63,620	0.29	—	—
Unconsolidated joint venture real estate depreciation and amortization	7,922	0.04	6,698	0.03	23,771	0.11	16,359	0.10
Unconsolidated joint venture gain on sale of real estate assets and sale of a joint venture interest	(13,730)	(0.06)	—	—	(13,730)	(0.06)	—	—
Distributions paid on Series A Preferred Operating Partnership units	—	—	—	—	—	—	(159)	—
Income allocated to Operating Partnership and other noncontrolling interests	9,735	0.04	10,506	0.05	30,237	0.14	35,982	0.22
FFO	$388,831	$1.75	$348,459	$1.69	$1,243,835	$5.61	$933,563	$5.67

Adjustments:
Life Storage Merger transition costs	—	—	54,174	0.26	—	—	54,174	0.33
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	11,005	0.06	8,228	0.04	32,563	0.15	8,228	0.05
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	6,320	0.03	4,960	0.03	21,198	0.10	4,960	0.03
Impairment of Life Storage trade name	51,763	0.23	—	—	51,763	0.23	—	—
CORE FFO	$457,919	$2.07	$415,821	$2.02	$1,349,359	$6.09	$1,000,925	$6.08

Weighted average number of shares – diluted[3]	221,684,684		205,740,209		221,750,047		164,505,514

(1)Per share amounts may not recalculate due to rounding.

(2)The adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three and nine months ended September 30, 2024, and 2023 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended September 30,		Percent	For the Nine Months Ended September 30,		Percent
	2024	2023	Change	2024	2023	Change
Same-store property revenues[2]
Net rental income	$407,130	$407,565	(0.1)%	$1,207,032	$1,200,995	0.5%
Other income	16,907	17,697	(4.5)%	48,860	49,360	(1.0)%
Total same-store revenues	$424,037	$425,262	(0.3)%	$1,255,892	$1,250,355	0.4%

Same-store operating expenses[2]
Payroll and benefits	$23,408	$23,245	0.7%	$71,743	$68,118	5.3%
Marketing	7,928	7,822	1.4%	25,895	22,601	14.6%
Office expense[3]	12,878	13,103	(1.7)%	39,172	39,025	0.4%
Property operating expense[4]	9,916	9,966	(0.5)%	28,446	29,833	(4.6)%
Repairs and maintenance	6,966	6,431	8.3%	21,326	19,894	7.2%
Property taxes	44,020	41,750	5.4%	121,562	116,342	4.5%
Insurance	4,663	5,375	(13.2)%	14,950	13,587	10.0%
Total same-store operating expenses	$109,779	$107,692	1.9%	$323,094	$309,400	4.4%

Same-store net operating income[2]	$314,258	$317,570	(1.0)%	$932,798	$940,955	(0.9)%

Same-store square foot occupancy as of quarter end	94.3%	93.7%		94.3%	93.7%

Average same-store square foot occupancy	94.4%	93.9%		93.9%	93.4%

Properties included in same-store[5]	1,075	1,075		1,075	1,075

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”
(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.
(3)Includes general office expenses, computer, bank fees, and credit card merchant fees.
(4)Includes utilities and miscellaneous other store expenses.
(5)On January 1, 2024, the Company updated the property count of the same-store pool from 913 to 1,078 stores. In the three months ended September 30, 2024, three properties were removed from the pool due to structural damage and redevelopment, reducing the same-store pool to 1,075 stores.

Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three and nine months ended September 30, 2024, and 2023 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands).

	Closed/Completed through September 30, 2024		Closed/Completed Subsequent to September 30, 2024		Scheduled to Still Close/Complete in 2024		Total 2024		To Close/Complete in 2025
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	17	$192,300	3	$29,800	3	$31,300	23	$253,400	—	$—
C of O and Development Stores[1]	3	34,337	—	—	1	13,200	4	47,537	—	—
EXR Investment in Wholly-Owned Stores	20	226,637	3	29,800	4	44,500	27	300,937	—	—

Joint Venture Investment[1]
EXR Investment in JV Acquisition of Operating Stores	5	9,200	—	—	—	—	5	9,200	—	—
EXR Investment in JV Development and C of O	5	68,535	—	—	4	45,125	9	113,660	3	44,082
EXR Investment in Joint Ventures	10	77,735	—	—	4	45,125	14	122,860	3	44,082
Total EXR Investment	30	$304,372	3	$29,800	8	$89,625	41	$423,797	3	$44,082
(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.
Property Sales:
During the three months ended September 30, 2024, the Company added an additional 11 properties for sale. Of the 11 properties listed, three were adjusted to fair value less selling costs resulting in a loss of $8.9 million.
The Company sold its interest in one joint venture, which had nine properties, to its partner. Separately, the Company purchased its partner's interest in three properties, which are now wholly owned, from another joint venture which previously held eight properties. That joint venture sold the remaining five properties to a new joint venture. These two transactions resulted in a net gain of $13.7 million.
Bridge Loans:
During the three months ended September 30, 2024, the Company originated $158.4 million in bridge loans and sold 11 bridge loans totaling $179.0 million. Outstanding balances of the Company's bridge loans were approximately $1.0 billion at quarter end. The Company has an additional $234.6 million in bridge loans that have closed subsequent to quarter end or are under agreement to close in 2024 and 2025. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
Property Management:
As of September 30, 2024, the Company managed 1,461 stores for third-party owners and 460 stores owned in unconsolidated joint ventures, for a total of 1,921 stores under management. The Company is the largest self-storage management company in the United States.
Balance Sheet:
During the three months ended September 30, 2024, the Company did not issue any shares on its ATM program, and as of September 30, 2024, the Company had $800.0 million available for issuance. Likewise, the Company did not repurchase any shares of common stock using its stock repurchase program during the quarter, and as of September 30, 2024, the Company had authorization to purchase up to $500.0 million under the program.
During the three months ended September 30, 2024, the Company completed a public bond offering issuing $400.0 million of 5.35% senior unsecured notes due January 2035. Also, the Company exercised an accordion feature within its credit facility and increased the outstanding balance of one unsecured term loan by $300.0 million.

During the three months ended September 30, 2024, the Company paid off a $335.0 million unsecured loan due to mature in January 2025 and paid off two secured loans totaling $248.3 million both due to mature in November 2024.
As of September 30, 2024, the Company’s percentage of fixed-rate debt to total debt was 78.3%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 87.0%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 4.0% and 6.0%, respectively. The combined weighted average interest rate was 4.5% with a weighted average maturity of approximately 4.7 years.
Dividends:
On September 30, 2024, the Company paid a third quarter common stock dividend of $1.62 per share to stockholders of record at the close of business on September 16, 2024.

Outlook:
The following table outlines the Company's current and prior quarter Core FFO estimates and assumptions for the year ending December 31, 20241.

	Ranges for 2024 Annual Assumptions		Ranges for 2024 Annual Assumptions		Notes
	(October 29, 2024)		(July 30, 2024)
	Low	High	Low	High
Core FFO	$8.00	$8.15	$7.95	$8.15
Dilution per share from C of O and value add acquisitions	$0.20	$0.20	$0.20	$0.20
EXR Same-store revenue growth	(0.25)%	0.50%	(1.00)%	0.50%	Same-store pool of 1,075 stores
EXR Same-store expense growth	4.25%	5.25%	4.00%	5.00%	Same-store pool of 1,075 stores
EXR Same-store NOI growth	(2.25)%	(0.50)%	(3.00)%	(0.50)%	Same-store pool of 1,075 stores

Legacy LSI Same-store revenue growth	0.25%	1.25%	0.50%	2.00%	Same-store pool of 661 stores
Legacy LSI Same-store expense growth	3.50%	4.50%	4.50%	5.50%	Same-store pool of 661 stores
Legacy LSI Same-store NOI growth	(1.50)%	0.50%	(1.50)%	1.00%	Same-store pool of 661 stores

Weighted average one-month SOFR	5.10%	5.10%	5.20%	5.20%

Net tenant reinsurance income	$256,000,000	$258,000,000	$253,000,000	$256,000,000
Management fees and other income	$119,000,000	$120,000,000	$119,000,000	$120,000,000
Interest income	$121,500,000	$122,500,000	$117,000,000	$118,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$168,000,000	$170,000,000	$171,000,000	$173,000,000	Includes non-cash compensation
Average monthly cash balance	$50,000,000	$50,000,000	$50,000,000	$50,000,000
Equity in earnings of real estate ventures	$64,000,000	$65,000,000	$66,000,000	$67,000,000	Includes dividends from SmartStop preferred investments
Interest expense	$547,000,000	$550,000,000	$541,000,000	$545,000,000	Excludes non-cash interest expense shown below
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	$43,000,000	$44,000,000	$43,000,000	$44,000,000	Amortization of LSI debt mark-to-market; excluded from Core FFO
Income Tax Expense	$34,000,000	$35,000,000	$35,000,000	$36,000,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$500,000,000	$500,000,000	$400,000,000	$400,000,000	Represents the Company's investment
Bridge loans outstanding	$925,000,000	$925,000,000	$900,000,000	$900,000,000	Represents the Company's average retained loan balances for 2024
Weighted average share count	221,825,000	221,825,000	221,866,000	221,866,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."
FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Information” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.
Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, October 30, 2024, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN:https://register.vevent.com/register/BIfda1b8eed48a41fc806d31b70fc6c2bf.
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on October 30, 2024.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, market conditions, our outlook and estimates for the year, statements concerning the impact of the Life Storage Merger and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments, estimated hurricane-related insurance claims and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to realize the expected benefits of the Life Storage Merger;
•the risk that Life Storage’s business will not be fully integrated successfully or that such integration may be more difficult, time-consuming or costly than expected;
•the uncertainty of expected future financial performance and results of the combined company following completion of the Life Storage Merger;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our properties, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•our ability to recover losses under our insurance policies;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;

•changes in global financial markets and increases in interest rates;
•availability of financing and capital, the levels of debt that we maintain and our credit ratings;
•risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change and other factors;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes;
•impacts from any outbreak of highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and transaction costs. It also includes certain costs associated with the Life Storage Merger including transition costs, non-cash interest related to the amortization of discount on unsecured senior notes, amortization of other intangibles, net of tax benefit, and impairment of Life Storage trade name. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 1,075 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole. No modification has been made to the same-store pool to include any assets acquired from Life Storage.
About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of September 30, 2024, the Company owned and/or operated 3,862 self-storage stores in 42 states and Washington, D.C. The Company’s stores comprise approximately 2.7 million units and approximately 296.7 million square feet of rentable space operating under the Extra Space, Life Storage and Storage Express brands. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. It is the largest operator of self-storage properties in the United States.

###
For Information:
Jared Conley
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets:
Real estate assets, net	$24,385,492	$24,555,873
Real estate assets - operating lease right-of-use assets	694,001	227,241
Investments in unconsolidated real estate entities	1,060,213	1,071,617
Investments in debt securities and notes receivable	1,338,619	904,769
Cash and cash equivalents	88,931	99,062
Other assets, net	495,861	597,700
Total assets	$28,063,117	$27,456,262
Liabilities, Noncontrolling Interests and Equity:
Secured notes payable, net	$1,011,705	$1,273,549
Unsecured term loans, net	2,194,894	2,650,581
Unsecured senior notes, net	7,437,231	6,410,618
Revolving lines of credit	884,000	682,000
Operating lease liabilities	706,491	236,515
Cash distributions in unconsolidated real estate ventures	74,173	71,069
Accounts payable and accrued expenses	388,757	334,518
Other liabilities	407,183	383,463
Total liabilities	13,104,434	12,042,313
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 211,981,742 and 211,278,803 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	2,120	2,113
Additional paid-in capital	14,823,018	14,750,388
Accumulated other comprehensive income	3,340	17,435
Accumulated deficit	(817,865)	(379,015)
Total Extra Space Storage Inc. stockholders' equity	14,010,613	14,390,921
Noncontrolling interest represented by Preferred Operating Partnership units, net	191,306	222,360
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	756,764	800,668
Total noncontrolling interests and equity	14,958,683	15,413,949
Total liabilities, noncontrolling interests and equity	$28,063,117	$27,456,262

Consolidated Statement of Operations for the Three and Nine Months Ended September 30, 2024 and 2023
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Property rental	$710,874	$650,887	$2,096,018	$1,525,596
Tenant reinsurance	84,048	69,128	249,100	165,265
Management fees and other income	29,882	28,019	89,888	71,609
Total revenues	824,804	748,034	2,435,006	1,762,470
Expenses:
Property operations	209,035	185,194	610,455	416,997
Tenant reinsurance	17,510	19,130	55,646	37,701
Life Storage Merger transition costs	—	54,174	—	54,174
General and administrative	39,750	37,406	123,373	107,011
Depreciation and amortization	195,046	152,338	586,821	309,914
Total expenses	461,341	448,242	1,376,295	925,797
Loss on real estate assets held for sale	(8,961)	—	(63,620)	—
Impairment of Life Storage trade name	(51,763)	—	(51,763)	—
Income from operations	302,739	299,792	943,328	836,673
Interest expense	(142,855)	(122,899)	(412,875)	(289,370)
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	(11,005)	(8,228)	(32,563)	(8,228)
Interest income	34,947	22,092	89,746	62,607
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	183,826	190,757	587,636	601,682
Equity in earnings and dividend income from unconsolidated real estate entities	16,246	15,043	48,508	38,602
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and sale of a joint venture interest	13,730	—	13,730	—
Income tax expense	(10,857)	(6,944)	(27,443)	(17,238)
Net income	202,945	198,856	622,431	623,046
Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,932)	(2,253)	(6,073)	(6,761)
Net income allocated to Operating Partnership and other noncontrolling interests	(7,803)	(8,253)	(24,164)	(29,221)
Net income attributable to common stockholders	$193,210	$188,350	$592,194	$587,064
Earnings per common share
Basic	$0.91	$0.96	$2.79	$3.78
Diluted	$0.91	$0.96	$2.79	$3.78
Weighted average number of shares
Basic	211,698,436	195,324,444	211,522,578	155,112,071
Diluted	220,298,870	195,328,020	220,177,692	155,116,149
Cash dividends paid per common share	$1.62	$1.62	$4.86	$4.86

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Nine Months Ended September 30, 2024 and 2023 (In thousands) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$202,945	$198,856	$622,431	$623,046
Adjusted to exclude:
Loss on real estate assets held for sale	8,961	—	63,620	—
Equity in earnings and dividend income from unconsolidated real estate entities	(16,246)	(15,043)	(48,508)	(38,602)
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and sale of a joint venture interest	(13,730)	—	(13,730)	—
Interest expense	142,855	131,127	412,875	289,370
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	11,005	—	32,563	8,228
Depreciation and amortization	195,046	152,338	586,821	309,914
Impairment of Life Storage trade name	51,763	—	51,763	—
Income tax expense	10,857	6,944	27,443	17,238
Life Storage Merger transition costs	—	54,174	—	54,174
General and administrative	39,750	37,406	123,373	107,011
Management fees, other income and interest income	(64,829)	(50,111)	(179,634)	(134,216)
Net tenant insurance	(66,538)	(49,998)	(193,454)	(127,564)
Non same-store rental revenue	(286,837)	(225,625)	(840,126)	(275,241)
Non same-store operating expense	99,256	77,502	287,361	107,597
Total same-store net operating income	$314,258	$317,570	$932,798	$940,955

Same-store rental revenues	424,037	425,262	1,255,892	1,250,355
Same-store operating expenses	109,779	107,692	323,094	309,400
Same-store net operating income	$314,258	$317,570	$932,798	$940,955

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2024 - Unaudited

	For the Year Ending December 31, 2024
	Low End	High End
Net income attributable to common stockholders per diluted share	$3.59	$3.74
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.19	0.19
Net income attributable to common stockholders for diluted computations	3.78	3.93

Adjustments:
Real estate depreciation	2.78	2.78
Amortization of intangibles	0.52	0.52
Unconsolidated joint venture real estate depreciation and amortization	0.14	0.14
Unconsolidated joint venture gain on sale of real estate assets and sale of a joint venture interest	(0.06)	(0.06)
Loss on real estate transactions	0.29	0.29
Funds from operations attributable to common stockholders	7.45	7.60

Adjustments:
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	0.20	0.20
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	0.12	0.12
Impairment of trade name	0.23	0.23
Core funds from operations attributable to common stockholders	$8.00	$8.15

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income — for the Year Ending December 31, 2024 (In thousands) - Unaudited

	For the Year Ending December 31, 2024
	Low	High

Net Income	$946,125	$974,625
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(64,000)	(65,000)
Interest expense	550,000	547,000
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	44,000	43,000
Depreciation and amortization	782,500	782,500
Income tax expense	35,000	34,000
General and administrative	170,000	168,000
Management fees and other income	(119,000)	(120,000)
Interest income	(121,500)	(122,500)
Net tenant reinsurance income	(256,000)	(258,000)
Non same-store rental revenues	(1,129,000)	(1,129,000)
Non same-store operating expenses	395,375	395,375
Total same-store net operating income[1]	$1,233,500	$1,250,000

Same-store rental revenues[1]	1,666,000	1,678,500
Same-store operating expenses[1]	432,500	428,500
Total same-store net operating income[1]	$1,233,500	$1,250,000

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2024 same-store pool of 1,075 stores.